UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 1, 2007

CPI INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51928	75-3142681
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Hansen Way, Palo Alto, CA		94303-1110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 846-2900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 1, 2007, Communications & Power Industries, Inc. (the “Company”), its parent company, CPI International, Inc. (“CPI”), and the Company’s domestic subsidiaries entered into an Amended and Restated Credit Agreement (“Credit Agreement”) dated as of August 1, 2007  (“Closing Date”) with UBS Securities LLC and Bear, Stearns & Co. Inc., as joint lead arrangers and bookrunners, UBS Loan Finance LLC, as swingline lender, UBS AG, Stamford Branch, as administrative agent, collateral agent and issuing bank, Bear Stearns Corporate Lending Inc., as syndication agent, The Royal Bank of Scotland PLC, as documentation agent, RBS Securities Corporation, as co-arranger and bookrunner, and the other lending institutions party thereto.

The Credit Agreement provides for an amended credit facility (“Amended Credit Facility”) in the aggregate principal amount of $160 million, consisting of a $100 million term loan facility (“Term Loan”) and a $60 million revolving credit facility (“Revolver”), with a sub-facility of $15 million for letters of credit and $5 million for swing line loans.  Upon certain specified conditions, including maintaining a senior secured leverage ratio of 3.75:1 or less on a pro forma basis, CPI may seek commitments for a new class of term loans, not to exceed $125 million in the aggregate.  The Amended Credit Facility is guaranteed by CPI and all of the Company’s domestic subsidiaries and is secured by substantially all of the assets of CPI, the Company and its domestic subsidiaries.

Except as noted below, the Term Loan will mature on August 1, 2014 and the Revolver will mature on August 1, 2013.  However, if, prior to August 1, 2011, the Company has not repaid or refinanced its $125 million 8% Senior Subordinated Notes due 2012, both the Term Loan and the Revolver will mature on August 1, 2011.

The Amended Credit Facility replaces the Company’s existing $130 million credit facility.  On the Closing Date, the Company borrowed $100 million under the Term Loan, the proceeds of which were principally used to satisfy outstanding term loan amounts under the Company’s existing credit facility and to pay a dividend to CPI to permit CPI to repurchase and redeem $58 million aggregate principal amount of CPI’s Floating Rate Senior Notes due 2015 as described in Items 2.04 and 8.01 below.  Future borrowings under the Amended Credit Facility may be used for general corporate purposes.

Borrowings under the Amended Credit Facility will bear interest at a rate equal to, at the Company’s option, the London Interbank Offered Rate (LIBOR) or the Alternate Base Rate (ABR) plus the applicable margin.  The ABR is the greater of (a) the Prime Rate and (b) the Federal Funds Rate plus 0.50%.  For Term Loans, the applicable margin will be 2.00% for LIBOR borrowings and 1.00% for ABR borrowings.  The applicable margins under the Revolver vary depending on the Company’s leverage ratio, as defined in the Credit Agreement, and range from 1.25% to 2.00% for Eurodollar loans and from 0.25% to 1.00% for ABR borrowings.

In addition to customary fronting and administrative fees under the Amended Credit Facility, the Company will pay letter of credit participation fees equal to the applicable LIBOR margin per annum on the average daily amount of the letter of credit exposure, and a commitment fee on the average daily unused commitments under the Revolver.  The commitment fee will vary depending on the Company’s leverage ratio, as defined in the Credit Agreement, and will range from 0.25% to 0.50%.

The Amended Credit Facility requires that the Company repay $250,000 of the Term Loan at the end of each fiscal quarter prior to the maturity date of the Term Loan, with the remainder due on the maturity date.  The Company is required to prepay its outstanding loans under the Amended Credit Facility, subject to certain exceptions and limitations, with net cash proceeds received from certain events, including, without limitation (1) all such proceeds received from certain asset sales by CPI, the Company or any of the Company’s subsidiaries, (2) all such proceeds received from issuances of debt (other than certain specified permitted debt) or preferred stock by CPI, the Company or any of the Company’s subsidiaries, and (3) all such proceeds paid to CPI, the Company or any of the Company’s subsidiaries from casualty and condemnation events in excess of amounts applied to replace, restore or reinvest in any properties for which proceeds were paid within a specified period.

If the Company’s leverage ratio, as defined in the Credit Agreement, exceeds 3.5:1 at the end of any fiscal year, the Company will also be required to make an annual prepayment within 90 days after the end of such fiscal year based on a calculation of excess cash flow, as defined in the Credit Agreement, less optional prepayments made during the fiscal year.  The Company can make optional prepayments on the outstanding loans at any time without premium or penalty, except for customary “breakage” costs with respect to LIBOR loans.

The Amended Credit Facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of CPI, the Company and the Company’s domestic subsidiaries to: sell assets; engage in mergers and acquisitions; pay dividends and distributions or repurchase their capital stock; incur additional indebtedness or issue equity interests; make investments and loans; create liens or further negative pledges on assets; engage in certain transactions with affiliates; enter into sale and leaseback transactions; amend agreements or make prepayments relating to subordinated indebtedness; and amend or waive provisions of charter documents in a manner materially adverse to the lenders. The Company and the Company’s subsidiaries must comply with a maximum capital expenditure limitation and a maximum total secured leverage ratio, each calculated on a consolidated basis for the Company and the Company’s subsidiaries.

Subject in certain cases to applicable notice provisions and grace periods, events of default under the Amended Credit Facility include, among other things: failure to make payments when due; breaches of representations and warranties in the documents governing the Amended Credit Facility; non-compliance by CPI, the Company and/or the Company’s subsidiaries with certain covenants; failure by CPI, the Company and/or the Company’s subsidiaries to pay certain other indebtedness or to observe any other covenants or agreements that would allow acceleration of such indebtedness, collectively in excess of $10.0 million at any time; events of bankruptcy or insolvency of CPI, the Company and/or the Company’s subsidiaries; certain uninsured and unstayed judgments of $10.0 million or more against CPI, the Company and/or the Company’s subsidiaries; impairment of the security interests in the collateral or the guarantees under the Amended Credit Facility; and a change in control, as defined in the Credit Agreement.

The description of the Amended Credit Facility above does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Some of the lenders (and/or affiliates of such lenders) under the Amended Credit Facility have provided, and in the future may provide various financial advisory, investment and corporate banking and general financing services to CPI or the Company.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated in its entirety herein by reference.

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 1, 2007, CPI instructed the trustee for its Floating Rate Senior Notes due 2015 (“Notes”) to send to the holders of the Notes notice that $19,825,000 aggregate principal amount of the Notes will be redeemed on September 5, 2007 (the “Redemption Date”).  The trustee was instructed to send the redemption notice not later than August 6, 2007.  The aggregate redemption price for the Notes will be $20,419,750 or $1,030 per $1,000 principal amount of Notes, plus accrued and unpaid interest to the date of redemption.

Item 8.01 Other Events.

On August 1, 2007, CPI issued a press release announcing the completion of its partial cash tender offer for the Notes.  The tender offer expired at 8 a.m. New York City time on Wednesday, August 1, 2007, with $38,175,000 in aggregate principal amount of Notes tendered and accepted for purchase.  The press release is being filed with this Current Report on Form 8-K as Exhibit 99.2.

Forward-Looking Statements

This Form 8-K contains “forward-looking” statements relating to CPI’s and the Company’s expected borrowing costs.   These forward-looking statements reflect current expectations, beliefs and forecasts, but are subject to risks and uncertainties (including changes in the Company’s leverage ratio and future elections by the Company with respect to ABR or LIBOR borrowings) that could cause actual borrowing costs to vary materially from those implied by these forward looking statements.  As a result of these uncertainties, you should not place undue reliance on these forward-looking statements.  All future written and oral forward-looking statements attributable to CPI or any person acting on CPI’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  New risks and uncertainties arise from time to time, and it is impossible to predict these events or how they may affect CPI and the Company.  CPI undertakes no duty or obligation to publicly revise any forward-looking statement to reflect circumstances or events occurring after the date hereof or to reflect the occurrence of unanticipated events or changes in expectations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement dated August 1, 2007

99.1	Notice of Redemption to holders of CPI International, Inc.’s Floating Rate Senior Notes due 2015

99.2	Press Release dated August 1, 2007

SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI INTERNATIONAL, INC. (Registrant)

Date: August 6, 2007	By:	/s/ Joel A. Littman
Joel A. Littman
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement dated August 1, 2007

99.1	Notice of Redemption to holders of CPI International, Inc.’s Floating Rate Senior Notes due 2015

99.2	Press Release dated August 1, 2007